Exhibit 10.4

MANUFACTURING SERVICES AGREEMENT
          AGREEMENT dated as of October 1, 1994 between ACF INDUSTRIES, INCORPORATED a New Jersey corporation (“ACF”) and AMERICAN RAILCAR INDUSTRIES, INC., a Missouri corporation (“ARI”).
W I T N E S S E T H :
          WHEREAS, pursuant to an Asset Transfer Agreement of even date hereto among ACF, ARI and Carl C. Icahn (the “Transfer Agreement”), ACF has agreed to transfer to ARI certain assets and liabilities, as more fully described therein;
          WHEREAS, in connection with the transfer of such assets to ARI, ARI desires to retain ACF to provide certain manufacturing services for and on behalf of ARI, and ACF desires to accept such engagement.
          WHEREAS, the items of equipment listed on Schedule A hereto, which are being transferred to ARI pursuant to the Transfer Agreement (the “Equipment”), are used by ACF in connection with manufacturing industrial size mixing bowls and certain railcar parts, and, after such transfer although owned by ARI, will continue to be used by ACF at ACF’s facility in Milton, Pennsylvania to provide the services described herein.
          NOW, THEREFORE, the parties hereto, desiring legally to be bound, hereby agree as follows:
          1. Definitions. As used herein, the following terms shall have the following meanings:
          “AAR” means the Association of American Railroads and any successor thereto.
          An “Affiliate” of a person means any individual, corporation, partnership, joint venture, association or other entity that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person. For purposes of this definition, “control,” when used with respect to any person, means the power to direct the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
          “DOL” means the United States Department of Labor.
          “DOT” means the United States Department of Transportation.
          “Event of Default” shall have the meaning set forth in Section 8.1 hereof.
          “ICC” means the United States Interstate Commerce Commission.
          “Jobbing Order Services” means the manufacture and, upon the instruction of ARI, distribution of various railcar parts and components.
          “month” means a calendar month and “year” means a calendar year.
          “Pressed Steel Manufacturing Services” means the manufacture and, upon the instruction of ARI, distribution of industrial sized mixing bowls.
          “Regulatory Authorities” means the ICC, the DOT, the DOL, the AAR or any other governmental authority or industry agency or authority which has proper jurisdiction to regulate the manufacture of parts for covered hopper, tank or other railcars.
          “Services” means Pressed Steel Manufacturing Services and Jobbing Order Services and each of them, a “Service.”
          “Term” means the term of the manufacturing and other obligations of ARI and ACF hereunder, commencing as of the date hereof and continuing until terminated as provided in Section 3 hereof.
          2. Engagement of ARI. ARI hereby engages ACF to provide certain Services to ARI on the terms and conditions set forth herein, and ARI hereby accepts such engagement.
          3. Term. The Term shall commence as of the date hereof and, subject to the provisions of Section 9 hereof, shall continue until July 2, 1997, provided, that the Term shall automatically be extended for additional successive

                     (_) year periods unless and until ARI gives ACF six (6) months prior written notice of termination. The obligations of ACF and ARI hereunder arising during the Term, or as may otherwise be specifically provided for in this Agreement, shall survive the expiration or earlier termination of the Term.
          4. Duties of ACF. Subject to the terms and provisions hereof, ACF shall provide the Services specified in this Section 4 to and on behalf of ARI during the Term.
          4.1. Services.
          (a) Subject to the terms and provisions hereof, ACF shall provide the Services to and on behalf of ARI during the Term in the same manner as ACF performed such Services on its own behalf prior to the transfer of assets contemplated by the Transfer Agreement; provided, that ACF shall only be obligated to provide ARI with Jobbing Order Services to the extent that the provision of such Service does not materially interfere with ACF’s railcar and other manufacturing business;
          (b) ARI shall furnish to ACF all such information as may be necessary to enable ACF to provide, the Services, including the specifications for any products to be manufactured by ACF pursuant to this Agreement (the “Specifications”). ARI shall also deliver to ACF an annual forecast of its product requirements for each year during the Term, which forecast shall set forth ARI’s good faith best estimate of its product requirements for the year; provided, that the delivery of any such forecast shall not be deemed to be a binding order for the products described therein.
          4.2. Use and Maintenance of Equipment; Insurance.
          (a) ACF shall use the Equipment for the purpose for which the Equipment was designed and in the same manner as the Equipment was used by ACF in the ordinary course of its business prior to the transfer of assets contemplated by the Transfer Agreement. ACF shall keep the Equipment in good working order and, at the expense of ARI, shall maintain the Equipment the same manner as ACF maintained such Equipment prior to the transfer of assets contemplated -by the Transfer Agreement.

          (b) During the Term, the Equipment shall remain at is current location and ACF shall be entitled to use the Equipment, without paying any fee, rent or similar charge to ARI, to perform the Services and, to the extent that it does not interfere with the timely performance of the Services, for its own purposes in the ordinary course of business.
          (c) ACF shall maintain insurance policies in respect of the Equipment with financially sound and responsible insurers against such casualties and contingencies of such types and in such amounts as was maintained by ACF prior to the transfer of the assets contemplated by the Transfer Agreement. ARI shall be named as an additional insured and loss payee to the extent of its interest under all policies maintained by ACF which cover the Equipment.
          (d) Upon the termination of the Agreement, at ARI’s expense, ACF shall cause the Equipment to be removed and delivered to any site designated by ARI in the continental United States. ACF and ARI shall reasonably cooperate in scheduling removal and delivery of the Equipment, method of transport and other details so as to minimize disruption of ACF’s facility.
          4.3. Records and Information. ACF shall maintain separate, complete and accurate records relating to the Services and all matters covered by this Agreement in the same form and to the same extent as ACF has customarily maintained records in respect thereof prior to the date hereof. ACF shall promptly, upon request of ARI, deliver to ARI or its designee originals or copies of such records.
          5. Representations and Warranties. Each of ACF and ARI represents and warrants to the other as follows:
    (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey (in the case of ACF) and Missouri (in the case of ARI) . It has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.
    (b) This Agreement has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by (A) the effect of bankruptcy, insolvency, reorganization, moratorium, marshalling or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (B) general principles of equity, whether such enforceability is considered in a proceeding in equity — or at law.
    (c) Neither the execution and delivery by it of this Agreement nor the performance by it of its obligations hereunder will (A) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or permit the termination of, or constitute a default under, or cause the acceleration of the maturity of, any agreement, debt or obligations of any nature of it or to which it is a party or bound; (B) require the consent of any party to any agreement, instrument or commitment to which it is a party or to which it or its properties is bound; (C) violate any statute or law or any judgment, decree, order, regulation or rule of any court, Regulatory Authority or other governmental authority to which it is subject; or (D) result in the creation of any lien or security interest or other incumbrance on its assets, which in the case of (A), (B), (C), or (D) would cause the transactions contemplated by this Agreement not to be consummated or which would have a material adverse effect on the business, financial-condition or operations of the other party to this Agreement.
    (d) No consent, approval or authorization of or declaration, filing or registration with, any Regula tory Authority or other governmental agency or author ity is required to be made or obtained by it in connection with the execution, delivery and performance of this Agreement, the performance by it of its obligations hereunder or the consummation of the transactions contemplated hereby, the failure of which to have been made or obtained would have a material adverse effect on the ability of such party to perform its obligations hereunder, on the right, title or interest of ACF in ACF Cars or on the business, financial condition, or operations of any party to this Agreement.
          6. Payments and Fees.

          6.1. Fees for Services. For each of the Services provided under this Agreement by ACF, ARI will pay ACF an amount equal to the aggregate direct costs incurred by or on behalf of ACF in connection with the provision of such Services. ACF’s direct costs shall include the cost of all raw materials not supplied by ARI and a reasonable allocation of that part of ACF’s-labor and overhead expenses attributable to the provision of the Services, including the cost of maintaining the employees who provide the Services, the plant cost attributable to the space occupied by the Equipment and the cost of operating and insuring the Equipment (collectively, the “Fees”). ACF will invoice ARI no less frequently than quarterly for all Services performed hereunder, which invoice shall be accompanied by a summary, in reasonable detail, of ACF’s calculation of the Fees, which calculation shall be binding upon ARI, absent manifest, error. ARI will pay all invoiced amounts within thirty (30) days from the date of invoice.
          6.2. Verification of ACF’s Fees. Upon ARI’s written request given at least two (2) business days in advance, ACF will provide ARI with access to ACF’s books and records relating to the provision of the Services, during normal business hours, for the purpose of copying and making extracts therefrom, at ARI’s expense, to verify ACF’s calculation of its Fees, including those for labor and allocated overhead.
          7 . Quality Control. ACF hereby warrants to and covenants and agrees with ARI as follows:
               (i) All products supplied hereunder will be manufactured in accordance with the Specifications.
               (ii) All railcar parts supplied hereunder will be manufactured by ACF to comply in all respects with all applicable laws and rules and regulations of the Regulatory Authorities.
               (iii) All products other than railcar parts supplied hereunder will be manufactured in accordance with all applicable federal, state and local laws, rules and regulations in effect from time to timer during the term hereof.
               (iv) (x) all labor furnished to ARI hereunder shall be free from all defects in workmanship, (y) all parts furnished to ARI hereunder that are designed by
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ACF shall be free from all defects in design and materials and (z) all parts furnished to ARI hereunder that are designed by ARI and manufactured by ACF shall be free from all defects in materials.
          8. Indemnification.
          8.1. By ACF. ACF shall defend indemnify and hold ARI harmless from and against any and all claims, actions, damages, losses, liabilities, costs or expenses (including reasonable attorneys’ fees) (each a “Claim”) incurred by or asserted against ARI to the extent resulting or arising from ACF’s failure to comply with or perform its obligations under this Agreement, any claims for injury to or death of persons arising out of or relating to the use or operation of the Equipment, for loss or damage to property (including the Equipment) and for economic loss to ARI or third parties due to the unavailability for use of the Equipment or from ACF’s bad faith, willful misconduct, recklessness, or negligence; provided, however, that any claims for loss! or damage to the Equipment shall be limited to the fair market value of the Equipment at the time of such loss or damage, as determined by an independent appraiser reasonable satisfactory to both ACF and ARI, net of any actual insurance recovery.
          8.2. By ARI. ARI shall defend, indemnify and hold ACF harmless from and against any and all Claims, incurred by or asserted against ACF to the extent resulting or arising from ARI’s failure to comply with or perform its obligations under this Agreement.
          8.3. Third Party Claims. In the event any party to be indemnified is entitled to indemnification hereunder based upon a claim asserted by a third party, the indemnifying party shall be given prompt notice thereof in reasonable detail; provided, however, the failure to give prompt notice shall not relieve the indemnifying party of any liability hereunder, except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right (without prejudice to the right of any party to be indemnified to participate at its expense through counsel of its own choosing) to defend such claim at its expense and through counsel of its own choosing which is reasonably acceptable to the party to be indemnified if the indemnifying party gives notice of its intention to do so not later than twenty (20) days following its receipt of notice of such claim from the party to be indemnified (or such shorter time period as is required so that the interests of the party to be indemnified would not be materially prejudiced as a result of its failure to have received such notice from the indemnifying party); provided, however, that if the defendants in any action shall include both an indemnifying party and a party to be indemnified and the party to be indemnified shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the party to be indemnified, the party to be indemnified shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. The indemnifying party shall not have the power to bind the indemnified party, without the indemnified party’s prior written consent, which shall not be unreasonably withheld, with respect to any. settlement pursuant to which anything is required other than the payment of money and then only to the extent that the indemnifying party shall make full payment of such, money. If the indemnifying party does not so choose to defend any such claim asserted by a third party for which the party to be indemnified would be entitled to indemnification hereunder, then the party to be indemnified shall be entitled to recover from the indemnifying party, on a monthly basis, all of its reasonable attorneys’ fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. If the indemnifying party assumes the defense of any such claim, the indemnifying party will hold the party to be indemnified harmless from and against any and all damages arising out of any settlement approved by such indemnifying party or any judgment in connection with such claim or litigation. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the party to be indemnified shall have the right to approve the terms of any settlement of a claim (which approvel shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained herein, an indemnifying party will not be liable for any settlement of a claim effected without its prior written consent.
          8.4. Cooperation. The indemnifying party and the party to be indemnified shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The party to be indemnified shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation Except for fees and expenses for which indemnification is provided pursuant to Sections 8.1 or 8.2 hereof, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this Section 8.4.
          8.5. Survival. The indemnity obligations of the parties pursuant to this Section 8 (including, without limitation, obligations to indemnify against third party claims made after the expiration or termination of the Term) shall survive forever the expiration or termination of the Term.
          9. Events of Default; Remedies.
          9.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:
               (a) The failure by ACF or ARI to pay when due any amount payable by it hereunder unless such failure shall have been remedied within ten (10) days after receipt by the defaulting party of notice thereof from the other party; .
               (b) default shall be made in the due observance or performance of any covenant (other than a covenant to make payments referred to in clause (a) hereof) to be observed or performed by ARI or ACF hereunder, and such default shall not have been remedied within thirty (30) days after receipt by the defaulting party of notice thereof from the other party hereto;
               (c) the commencement of any case or proceeding against ACF (A) under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) seeking to adjudge ACF a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of ACF under any applicable federal or state law,or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of ACF or of any substantial part of the property of, or ordering the winding up or liquidation of the affairs of ACF, and (i) the entry of an order for relief in any of the foregoing or any such adjudication or appointment shall occur or (ii) the continuance of any such case or proceeding undismissed, undischarged or unbonded for a period of 60 consecutive days; or
               (d) the commencement by ACF of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of ACF in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against ACF, or the filing by ACF of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by ACF to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trust, sequestrator or similar official of ACF or of any substantial part of ACF’s property, or the making by it of an assignment for the benefit of creditors, or the admission by ACF in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by ACF in furtherance of any such action;
               (e) Any representation or warranty made herein, shall prove to have been false or misleading as of the time made or furnished in any material respect.
          9.2. Remedies Upon Default. (a) Default by Either Party. Upon the occurrence and during the continuation of any Event of Default, the non-defaulting party, in its sole discretion, may (i) terminate the Term by notice to the defaulting party, which termination shall be effective as of the date of such notice or such later date, in the discretion of the non-defaulting party, as such notice may specify, (ii) proceed by appropriate court action to enforce performance of this Agreement by the defaulting party and/or (iii) sue to recover actual direct damages (including lost rents but not consequential damages) which result from a breach hereof, and such defaulting party shall bear the other party’s costs and expenses, including reasonable attorney’s fees, in securing such enforcement or damages.
               (b) Default By ACF. Upon the occurrence of an Event of Default by ACF and the termination of the Term by ARI as provided in Section 9.2 (a) hereof, ARI may (i)

demand and be entitled to delivery of all products then in the possession or control of ACF and (ii) demand and be entitled to receive copies of all of ACF’s records regarding the Services. ACF hereby agrees to cooperate fully with ARI or its assignees in connection with the transfer of ACF’s rights and duties hereunder to a third party. Notwithstanding the foregoing, ACF agrees that if it breaches any of its obligations hereunder, ARI would sustain irreparable harm, and, therefore, in addition to any other remedies which ARI may have under this Agreement or otherwise, ARI shall be entitled to seek specific performance by ACF of its obligations hereunder and/or an injunction from any court of competent jurisdiction restraining ACF from committing or continuing any violation of this Agreement. ACF acknowledges that damages at law would not be an adequate remedy in the event that ACF breaches its obligations hereunder and, therefore agrees that if ARI shall institute any action or proceeding to enforce those obligations ACF hereby waives and agrees not to assert the claim or defense that ARI has an adequate remedy at law. Nothing herein shall be construed as prohibiting ARI from pursuing any other remedies available to it for any breach or threatened breach, including the recovery of damages from ACF.
          9.3. Remedies Cumulative. Each and every right, power and remedy herein specifically given to ACF or ARI shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law or in equity, and each and every right, power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by ACF or ARI. All such rights, powers and remedies shall be cumulative, and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of ACF or ARI in the exercise of any such right, power or remedy and no extension of time for any payment due hereunder shall impair any such power or shall be construed to be a waiver of any default or an acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted by either ACF to ARI or ARI to ACF shall not otherwise alter or affect the respective rights and obligations of ACF and ARI. The acceptance of any payment of ACF or ARI after it shall have become due hereunder shall not be deemed to alter or affect the respective rights and obligations of ACF and ARI with respect to any subsequent payments or defaults hereunder.

          10. Force Majeure. Neither party hereto shall be deemed to be in breach or in violation of this Agreement if such party is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including, without limitation, acts of God, riots, strikes, fires, storms, wars, insurrections, public disturbances or any regulation of any Federal, state or local government or any agency thereof.
          11. Consents. Whenever the consent or approval of ARI is required hereunder, such consent or approval may be withheld by ARI in ARI’s sole, absolute and unrestricted discretion except in such cases where this Agreement specifically provides that such consent or approval shall not be unreasonably withheld.
          12. Entire Agreement; Modification and Waiver. This Agreement (including the recitals herein and any schedules or exhibits hereto, each of which is an integral part of this Agreement) sets forth the entire agreement and understanding between ACF and ARI with respect to the subject matter hereof. This Agreement may not be changed, altered, modified or amended in any respect without a writing to that effect, signed by both of the parties hereto. Failure of a party to enforce one or more of the provisions of this Agreement or to exercise any option or other rights hereunder or to require at any time performance of any of the obligations hereof shall not in any manner be construed (a) to be a waiver of such provisions by such party, (b) to affect the validity of this Agreement or such party’s right thereafter to enforce each and every provision of this Agreement, or (c) to preclude such party from taking any other action at any time which it would be legally entitled to take.
          13. Communications. All notices, requests, demands, consents, approvals, reports statements and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) upon receipt when delivered by hand, overnight delivery service or facsimile transmission with respect to which receipt has been acknowledged or (b) three (3) business days after mailing, by registered or certified mail, postage prepaid, return receipt requested, and addressed to the party for whom intended at the following addresses or such changed address as such parties may have fixed by notice:

To ACF:
ACF Industries, Incorporated
3301 Rider Trail South
Earth City, Missouri 63045-1393
Attention: Chief Financial Officer
Telecopy no.: (314) 344-4216
Telephone no.: (314) 344-4500
To ARI:
American Railcar Industries, Inc.
3301 Rider Trail South, Suite 234
Earth City, Missouri 63045-1393
Attention: President
Telecopy no.: (314) 344-4213
Telephone no.: (314) 344-4200
provided, however, that any notice of change of address shall be effective only upon receipt.
          14. Construction of ACF’s Expense. Any reference to “ARI’s expense” with respect to any action which is required to be performed by ACF pursuant to this Agreement shall be performed at ACF’s cost without markup.
          15. Governing Law. In accordance with Section 5-1401 of the New York General Obligation Law, the parties hereto agree that this Agreement shall be governed by and construed and enforced under the laws of the State of New York.
          16. Severability. Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision which is held or determined to be prohibited or unenforce able, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by the law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.
          17. Headings and Terms. Headings to Sections contained herein are for convenience and reference purposes only and are not to be given any substantive effect or meaning. Any term herein defined in the singular shall have a corresponding meaning when used in the plural and the converse applies.
          18. Disjunctive. As used in this Agreement, unless the context requires otherwise, the word “or” shall have the conjunctive as well as disjunctive meaning and refers to alternatives that are not necessarily exclusive. As used in this Agreement, references to “include” and similar terms shall be construed as if followed by the phrase “without limitation.”
          19. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that no assignment hereof by ACF or ARI or transfer of any party’s rights or obligations hereunder whether by operation or law or otherwise shall be valid and effective as against ARI or ACF without the prior consent of both ARI and ACF which consent shall not be unreasonably withheld.
          20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the parties hereto have executed this Manufacturing Services Agreement as of the date first above written.

ACF INDUSTRIES, INCORPORATED

By:	/s/ James J. Unger

AMERICAN RAILCAR INDUSTRIES, INC.

By:	/s/ Roger S. Wynkoop

RATIFICATION AND AMENDMENT
TO
MANUFACTURING SERVICES AGREEMENT
     This RATIFICATION AND AMENDMENT, dated as of June 30, 2005 (this “Ratification and Amendment”), to the Manufacturing Services Agreement (defined below), among ACF Industries LLC (as successor to ACF Industries, Incorporated, a New Jersey corporation), a Delaware limited liability company (“ACF”) and American Railcar Industries, Inc., a Missouri corporation (“ARI”).
WITNESSETH:
     WHEREAS, ACF and ARI have entered into that certain Manufacturing Services Agreement, dated as of October 1, 1994 (the “Manufacturing Services Agreement”);
     WHEREAS, despite an ambiguity in Section 3 of the Manufacturing Services Agreement relating to termination of the Manufacturing Services Agreement, ACF and ARI have continued to act in accordance with their obligations and rights thereunder and wish to ratify the Manufacturing Services Agreement as set forth herein; and
     WHEREAS, ACF and ARI agree to amend the Manufacturing Services Agreement as set forth herein in order to clarify any ambiguity regarding the term of the Manufacturing Services Agreement;
     NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, the parties hereto agree as follows:
     Section 1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Manufacturing Services Agreement. This Ratification and Amendment shall be interpreted in accordance with the Manufacturing Services Agreement. Each reference to a “Section” herein shall mean and be a reference to a Section of the Manufacturing Services Agreement.
     Section 2. Ratification. ACF and ARI ratify and confirm all of their actions in accordance with the Manufacturing Services Agreement, and that the Manufacturing Services Agreement continues in full force and effect, from and after July 2, 1997 through and including the date hereof.

     Section 3. Amendments. The Manufacturing Services Agreement shall be amended by replacing Section 3 thereof in its entirety as follows:
“3. Term. The Term shall commence as of the date hereof and, subject to the provisions of Section 9 hereof, shall continue until July 2, 1997, provided, that the Term shall automatically be extended for additional successive one (1) year periods unless and until ARI gives ACF six (6) months prior written notice of termination. The obligations of ACF and ARI hereunder arising during the Term, or as may otherwise be specifically provided for in this Agreement, shall survive the expiration or earlier termination of the Term.”
     Section 4. Reference to and Effect on the Manufacturing Services Agreement and Related Documents.
          (a) Upon the due execution and delivery of this Ratification and Amendment by each of the parties hereto, this Ratification and Amendment shall be effective as of the date hereof and, on and after the date hereof, each reference in the Manufacturing Services Agreement to “this Agreement”, “hereunder”, “hereof”, and “herein”, and in any other document related to the Manufacturing Services Agreement to the “Manufacturing Services Agreement”, or words of like import referring to the Manufacturing Services Agreement, shall mean and be a reference to the Manufacturing Services Agreement, as amended hereby.
          (b) Except as specifically ratified and amended above, the Manufacturing Services Agreement shall remain in full force and effect and is hereby ratified and confirmed.
          (c) The execution, delivery, and effectiveness of this Ratification and Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Manufacturing Services Agreement or any of the instruments or documents referred to therein, (ii) create, or be evidence of, alone or taken with any consent to, waiver or modification of, or other ratification or amendment of the provisions of the Manufacturing Services Agreement or any of the instruments or documents referred to therein, a course of conduct, or (iii) prejudice any right or rights that any party thereto may now have or may have in the future under or in connection with the Manufacturing Services Agreement, as ratified and amended hereby, or any of the instruments or documents referred to therein.
     Section 5. Governing Law. THIS RATIFICATION AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

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     Section 6. Counterparts. This Ratification and Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 7. Headings. Section headings in this Ratification and Amendment are included herein for convenience of reference only and shall not constitute a part of this Ratification and Amendment for any other purpose.
     Section 8. Severability. Any provision of this Ratification and Amendment that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Ratification and Amendment prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision that is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by the law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.
[Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Ratification and Amendment as of the date first above written.

ACF INDUSTRIES LLC

By:	/s/ Mark Crinnion

Name: Mark Crinnion
Title: Treasurer

AMERICAN RAILCAR INDUSTRIES, INC.

By:	/s/ James J. Unger

Name: James J. Unger Title: President
[Signature Page to Ratification and Amendment to Manufacturing Services
Agreement]